EXHIBIT 99.1

Idaho Strategic Reports Record First Quarter 2026 Operating and Financial Performance

Highlighted by a 98.97% Increase in Revenue to $14,482,286 and Record Quarterly Net Income of $6,387,992

COEUR D’ALENE, Idaho, May 14, 2026 (BUSINESS WIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the first quarter ending March 31, 2026. Consistent with the Company’s business plan, IDR maintained its profitability while growing its gold production and reinvesting in near-mine exploration opportunities and capital projects on-site. During the quarter, the Company’s geology team finalized its plans for broader exploration work in the 2026 field season focused on both the Murray Gold Belt District and the Idaho Rare Earth Elements-Thorium Belt. Additionally, work continued on the construction of the Company’s new Murray Mill, with the completion of the paste backfill circuit and the start of foundation work for installation of the new ball mill. Operating and financial results for the first quarter include:

Operational Performance:	Q1 2026	% Change	Q1 2025
Ore Tonnes Processed	11,290	-0.47%	11,337
Average Flotation Feed Grade (gpt)	9.68	11.65%	8.67
Ounces Produced	3,234	11.52%	2,900
All-In Sustaining Cost Per Ounce ($USD)	$1,868.07	30.55%	$1,430.90

Financial Performance ($USD):	Q1 2026	% Change	Q1 2025
Revenue	$14,482,286	98.97%	$7,278,536
Total Cost of Sales	$4,917,388	37.34%	$3,580,450
Gross Profit	$9,564,898	158.64%	$3,698,086
Net Income Attributable to IDR	$6,387,992	297.02%	$1,608,979
Earnings Per Share (EPS)	$0.40	233.33%	$0.12
Average Realized Gold Price	$4,702.04	65.06%	$2,848.74

During the quarter, Idaho Strategic capitalized approximately $960,713 of core drilling at the Golden Chest that informed mine planning and resource confidence largely related to the continued exploration of the Paymaster area; compared to $0 in the comparable period in 2025. Moving forward, it is anticipated that IDR will capitalize a portion of exploration expenses quarterly rather than annually. Management believes this procedural accounting change provides investors with a clearer picture of the Company’s financial performance throughout the year.

Idaho Strategic Resources, Inc.         201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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Idaho Strategic’s President and CEO, John Swallow stated, “Our goal for the year was to build on a strong 2025 – and as evidenced in our record first quarter results, the team has met these expectations. From increased production to expanded exploration and drilling programs, our business plan is working as designed. In addition to the two drills dedicated to resource conversion and exploration drilling at the Golden Chest, permitting is in place for drill programs this year at two projects in the Murray Gold Belt (Little Baldy and Niagara) and at two of our REE prospects (Lucky Horseshoe at Lemhi Pass and Cardinal at Mineral Hill) near Salmon.

We are one of the few junior mining companies that put a mine into production when our industry was out of favor so that we could take advantage of opportunities when the tailwinds arrived. To that end, we followed up our acquisition of Hecla’s Toboggan landholdings in Q3 2025 with the execution of a long-term lease agreement on the nearby Niagara project during Q1 2026, adding potentially significant copper-silver exposure to the Company. Both of these additions were essential to consolidating the Murray Gold Belt District and provide the Company with high-quality exploration targets that will last many years into the future.”

Golden Chest Highlights for Q1 2026 Include:

•	Mined approximately 11,290 tonnes of ore from underground stopes on the H-Vein.

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Completed a total of 193 meters of development in the main access ramp (MAR) and associated workings including an escapeway/ventilation raise. A record total of 4,008 cubic meters of CRF backfill was placed during the quarter.

•	Processed a total of 11,290 dry metric tonnes (“dmt”) at the Company’s New Jersey Mill with a flotation feed head grade of 9.68 gpt gold and gold recovery of 92.1%.

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Some long lead items for the Murray Mill were delivered such as a jaw crusher and a cone crusher, and additional underground mining equipment including two 4-yard LHDs were delivered to the mine during the first quarter.

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An exploration program consisting of surface and underground core drilling was continued during the first quarter at the Golden Chest. A total of 8,700 meters of drilling was completed at the Golden Chest targeting the Paymaster, Red Star, Katie-Dora, and the H-Vein.

Rare Earth Highlights for Q1 2026 Include:

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Finalized exploration plans for the upcoming 2026 field season. The bulk of the Company’s REE exploration efforts are planned for high-grade prospects at both its Mineral Hill and Lemhi Pass projects. To support these programs, IDR has retained the support of seasoned REE exploration geologists familiar with the Company and its REE projects.

Corporate Highlights for Q1 2026 Include:

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Executed a long-term lease on the Niagara copper-silver project located in the Murray Gold Belt District. The project hosts a historic inferred resource estimated to contain approximately 150 million pounds of copper and 8.8 million ounces of silver.

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Idaho Strategic Resources, Inc.          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also controls the largest rare earth elements land package in the United States. The Company’s production-backed exploration business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. In addition to gold production, the Company has built a substantial land position in Idaho across multiple commodities, providing significant exploration exposure to gold and rare earth elements – in addition to thorium, copper, and silver. IDR finds itself in a unique position as one of the only publicly traded companies with growing gold production and significant blue-sky potential for discovery and development.

For more information on Idaho Strategic Resources, please visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Statements of Operations (Unaudited) For the Three-Month Periods Ended March 31, 2026 and 2025
	March 31,
	2026	2025

Revenue:
Sales of products, net	$14,482,286	$7,278,536
Total revenue	14,482,286	7,278,536

Costs of Sales:
Cost of sales and other direct production costs	4,203,603	3,030,829
Depreciation and amortization	713,785	549,621
Total costs of sales	4,917,388	3,580,450

Gross profit	9,564,898	3,698,086

Other operating expenses:
Exploration	1,389,349	1,371,433
Management	189,643	264,745
Professional services	181,351	183,738
General and administrative	223,027	237,018
(Gain) loss on sale of equipment	(632)	239,898
Total other operating expenses	1,982,738	2,296,832

Operating income	7,582,160	1,401,254

Other (income) expense:
Equity (income) loss on investment in Buckskin Gold and Silver, Inc.	168	(1,346)
Loss on investment in equity securities and mutual funds	304,241	-
Timber revenue net of costs	(3,209)	(3,856)
Dividend income	(55,532)	-
Interest income	(392,018)	(185,395)
Total other income	(146,350)	(190,597)

Income before income taxes	7,728,510	1,591,851
Income tax provision	1,359,320	-

Net income	6,369,190	1,591,851

Net loss attributable to non-controlling interest	(18,802)	(17,128)
Net income attributable to Idaho Strategic Resources, Inc	$6,387,992	$1,608,979

Net income per common share-basic	$0.40	$0.12
Weighted average common share outstanding-basic	15,795,072	13,666,321
Net income per common share-diluted	$0.40	$0.12
Weighted average common shares outstanding-diluted	15,976,298	13,735,770

Idaho Strategic Resources, Inc.          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Balance Sheets (Unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$20,791,904	$9,889,765
Investments in US treasury notes	27,765,146	27,679,881
Investment in equity securities	-	4,129,521
Investment in mutual funds	-	3,957,497
Gold sales receivable	3,920,174	3,912,922
Inventories	1,233,751	965,112
Joint venture receivable	3,796	12,760
Other current assets	872,289	799,261
Total current assets	54,587,060	51,346,719

Property, plant and equipment, net of accumulated depreciation	21,735,741	19,503,962
Mineral properties, net of accumulated amortization	17,500,099	15,742,370
Investments in US treasury notes, non-current	27,894,995	27,651,843
Investment in Buckskin Gold and Silver, Inc.	344,914	345,082
Investment in joint venture	435,000	435,000
Reclamation bonds	355,220	355,220
Deposits	3,116,502	858,534
Total assets	$125,969,531	$116,238,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,676,476	$1,904,589
Accrued payroll and related payroll expenses	819,775	409,212
Notes payable, current portion	879,822	1,029,336
Income taxes payable	899,175	334,446
Total current liabilities	4,275,248	3,677,583

Asset retirement obligations	330,672	325,451
Notes payable, long term	1,143,678	1,302,048
Deferred income tax liabilities	886,291	91,700
Total long-term liabilities	2,360,641	1,719,199

Total liabilities	6,635,889	5,396,782
Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; March 31, 2026-15,806,301 and December 31, 2025- 15,705,199 shares issued and outstanding	101,946,729	99,828,021
Retained earnings	14,729,713	8,341,721
Total Idaho Strategic Resources, Inc. stockholders’ equity	116,676,442	108,169,742
Non-controlling interest	2,657,200	2,672,206
Total stockholders' equity	119,333,642	110,841,948

Total liabilities and stockholders’ equity	$125,969,531	$116,238,730

Idaho Strategic Resources, Inc.          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q2 2026 financial performance that is in-line, better, or worse than Q1 2026; the ability for the Company to maintain its profitability while continuing to invest in exploration and capex initiatives at the Golden Chest; the potential for the Company to complete all of its planned drilling and exploration activities during 2026; the potential for Niagara to be a potentially significant copper-silver project; the potential for the Company’s Murray Gold Belt landholdings to contain high-quality exploration targets for many years; and the potential for the Company’s buildout of the Murray Mill to continue without interruption. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.          201 N. 3rd Street          Coeur d’Alene, Idaho 83814

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